Execution Copy

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (“Agreement”) is made and entered into as of December 18, 2007, (“Effective Time”) by and between Hoactzin Partners, LP and/or Assigns (“Owner”) and Tengasco, Inc. (“Manager”).

WITNESSETH:

WHEREAS, Owner holds certain oil and gas interests pursuant to the terms of that certain Purchase and Sale Agreement between Owner and Capco Energy, Inc. and Capco Offshore, Inc., dated May 4, 2005, as amended from time to time (the “Purchase and Sale Agreement”), and pursuant to assignments made thereunder;

WHEREAS, Owner desires to engage Manager to manage the oil and gas interests owned by it;

WHEREAS, Manager desires to manage such oil and gas interests of Owner; and

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Manager’s Representations and Warranties. Manager represents and warrants to Owner that:

(a)       Manager has full corporate power and authority to own its assets and to carry on its business as it is now being conducted and to execute and deliver this Agreement and each of the Additional Instruments and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(b)       The execution, delivery and performance by Manager of this Agreement and the Additional Instruments to which Manager is a party and the consummation by Manager of the transactions contemplated hereby and thereby have been duly authorized by all requisite action of Manager.

(c)       This Agreement has been duly and validly executed and delivered by Manager and constitutes the legal, valid and binding obligations of Manager, enforceable against it in accordance with their respective terms.

(d)       The execution and delivery by Manager of this Agreement, the performance by Manager of its obligations hereunder and the consummation by Manager of the transactions contemplated hereby and thereby do not:

(i)        violate any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of Manager;

(ii)       result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment,

cancellation or acceleration) under any of the terms, conditions or provisions of any oral or written agreement, instrument, contract, undertaking, mortgage, indenture, lease, license or other understanding to which Manager is a party or by which any of the properties or assets of Manager may be bound or otherwise subject; or

(iii)      contravene or violate any law, rule, regulation, or order applicable to Manager, Manager’s Associated Parties, or any of their respective properties or assets.

(e)       Manager is experienced in the operation of offshore oil and gas properties and has the requisite personnel resources, training and experience to manage and operate the Interests (as such term is hereinafter defined).

2.         The Interests. Owner represents and acknowledges that it holds certain oil and gas leasehold interests, appurtenant rights, and other economic interests in the oil and gas leases and wells (the “Interests”) set forth in Exhibit A hereto.

3.         Appointment of Manager. Manager is hereby designated as the manager of the Interests, and, in such capacity, shall be the general manager of and shall conduct, direct and have full control of all matters pertaining to the Interests as permitted and required by this Agreement, subject to the rights of Owner as owner. Manager shall be the sole manager of the Interests, and the enumeration of the particular or specific powers in this Agreement shall not be considered as in any way limiting or abridging the general power or discretion intended to be conferred on or reserved to the Manager to authorize it to do any and all things proper, necessary or expedient, in its discretion, to carry out the purposes of this Agreement.

4.         Transition Services. Immediately upon the Effective Time, Manager shall commence and pursue with diligence to conclusion the transition of management of the Interests from Capco Energy, Inc. and affiliates to Manager. Such transition services shall include but not be limited to (a) notifying third party operators and joint interest owners, as necessary, (b) preparing and delivering to purchasers of production and other payors necessary transfer orders, letters-in-lieu of transfer order, division orders and the like, (c) notifying governmental authorities with jurisdiction, as necessary, of Manager’s assumption of management of the Interests, and (d) such other actions as are reasonably necessary to effecting transition to Manager of management of the Interests. Owner agrees to indemnify and hold harmless Manager from any and all costs, liabilities, obligations, claims, attorney fees, or judgments arising from any dispute between Capco Energy, Inc. or any principal or affiliate thereof and Owner relating in any manner to the ownership or operation of any property made subject to this agreement.

5.         Duties of Manager. Manager shall devote sufficient time to the duties and responsibilities required for the prudent management of the Interests; and will at all times, faithfully, industriously, and to the best of its ability, experience and talents, perform all such duties and responsibilities in a good and workmanlike manner. Management duties shall include, without limitation, the following services:

(a)       Performing accounting and billing functions; receiving, distributing and reporting income on at least a quarterly basis.

(b)       In the case of Interests at to which Capco Energy, Inc. and/or its affiliated companies previously served as operator under the applicable operating agreement, as of the Effective Time, Manager shall represent the interests of Owner pursuant to the terms of the operating agreement in effect as to said operated Interests and in conformance with the covenants hereof.

(c)       Preparing and/or responding to authorizations for expenditure (“AFEs”) relating to the Interests, and preparing, reviewing and responding to correspondence relating to the Interests; provided, however, that Manager shall not approve AFEs on behalf of Owner either (i) if such AFE relates to an operation that has the objective of increasing production from a given Interest, in which case the provisions of Section 8(a) hereof shall apply, or (ii) in any event, in amounts greater than $50,000 to the interest of Owner.

(d)       Approving expenditures relating to the Interests, for the interest of Owner, up to the gross amount of $50,000 for any one calendar-month period. Manager agrees that it will not approve or incur expenditures in amounts in excess of the aforesaid amount without the prior written approval of Owner; provided, in case of explosion, fire, flood, blowout or other sudden emergency, Manager may take such reasonable steps and incur such reasonable expenses as in its opinion are required to deal with the emergency to safeguard life and property and to comply with law and regulation, and shall report the emergency to Owner as promptly as possible. Owner agrees to respond to Manager’s proposal for expenditures in accordance with the time requirements of the applicable operating agreement and any operating agreement under which Manager is not operator and that Manager shall have no liability for damages or losses resulting from Owner’s failure to respond timely so long as Manager has timely provided such proposal to Owner.

(e)       Overseeing and supervising on behalf of Owner the overall operation of the Interests.

(f)        Submitting to Owner as promptly as is practicable, but not more than thirty (30) days after the end of each calendar quarter, a statement setting out the revenues, costs and expenses incurred during such month for the Interests, along with payment of Net Operating Cash Flow (as such term is hereinafter defined) attributable to the Interests.

(g)       Marketing production from the Interests upon terms no less attractive than Manager obtains for any of its owned production from the Interests; provided that, at no time shall production from the Interests be sold to an affiliate of Manager or Owner, and Manager shall not be permitted to enter into any advance payment contracts or contracts providing directly or indirectly for the pre-sale of production from the Interests (collectively, “Advance Payment Contracts”) other than in the nomination and sale of natural gas for the month next following, without the prior written consent of Owner, which consent shall not be unreasonably withheld if such Advance Payment Contract will not have an adverse tax or economic impact upon Owner.

(h)       Manager shall complete and submit on behalf of Owner such incidental/and periodic reports and/or submissions as may be required by law, by regulation, or by order of local, state, and federal regulatory agencies or bodies with jurisdiction (a) over the

Interests, (b) the use, ownership, operation or maintenance of the Interests, (c) Owner as owner of and Manager as manager of the Interests, or (d) production from the Interests.

(i)        In the case of Interests operated by third parties as of the Effective Time, Manager shall represent the interests of Owner pursuant to the terms of the operating agreement in effect as to said Interests and in conformance with the covenants hereof.

6.	Management of the Interests; Payment of Costs.

(a)       At all times prior to the Termination Date (as such term is hereinafter defined), Manager shall:

(i)        Cause the Interests to be maintained and operated for the production of hydrocarbons in a good and workmanlike manner, as would a prudent operator, all in accordance with generally accepted standards and all applicable federal, state and local laws, rules and regulations.

(ii)       Cause the Interests to be developed, operated and maintained in compliance with all applicable laws, rules and regulations.

(iii)      Pay or cause to be paid on behalf of Owner, promptly as and when due and payable, all rentals and royalties payable with respect to the production of hydrocarbons from the Interests (“Lease Burdens”) and all Costs (as such term is hereinafter defined) incurred in or arising from the operation or development of the Interests or the production, treating, gathering, marketing or transporting of hydrocarbons from the Interests; provided that Manager shall not be required to advance its own funds for payment of such sums attributable to Owner’s Interests.

(iv)      Pay or cause to be paid all capital costs which are agreed to in writing by Owner and Manager and are actually expended in the development and operation of the Interests and all other Costs required for the prudent and reasonable maintenance and operation of the Interests in accordance with generally accepted oil and gas industry standards provided that Manager shall not be required to advance its own funds for payment of such sums attributable to Owner’s Interests.

(v)       Owner shall pay for ½ of such costs, as reasonably determined by Manager, for upgrading or replacing Manager’s oil and gas accounting software as necessary to effectively perform Manager’s duties under this Agreement (Owner’s portion shall not exceed $12,500).

(b)	The term “Costs” shall mean, on a cash accounting basis, the sum of:

(i)        The following costs actually paid by or on behalf of Owner during any calendar month insofar as they are attributable to the Interests, and whether capital or non-capital in nature:

(A)      All costs, expenses and liabilities, including capital and non-capital costs, paid by or on behalf of Owner pursuant to the applicable operating agreement covering the Interests or otherwise for and in connection with the ownership, operation or maintenance of the Interests (excluding any overhead of Manager) and the lifting, handling, gathering, producing, treating, storing, marketing, and transporting of production from the Interests and the disposal of produced water therefrom; and

(B)      All federal, state and local taxes (except mortgage and income taxes) paid by or for the account of the Interests, including without limitation production, occupation, excise, severance, ad valorem or other production related taxes, and any other taxes (except taxes on income) imposed on oil or natural gas, attributable to the Interests or the ownership or sale of production therefrom;

(C)      Capital costs shall be a part of Costs only if approved in accordance with Section 5(d) hereof; and

(ii)       Excess Costs for the preceding month (including the Excess Costs carried forward from any preceding month subsequent to the Effective Time).

(c)       The term “Excess Costs” shall mean, for each calendar month, the excess, if any, of Costs (exclusive of capital costs) over revenue attributable to the sale of production from the Interests and actually received during any calendar month by or on behalf of Owner net of any Lease Burdens on production which are borne by the Interests and were created prior to the Effective Time for the respective Interests.

7.         Compensation. As consideration for the services to be rendered by Manager under this Agreement, Owner shall pay Manager 50% of the cost of salary, bonus and benefits (exclusive of any stock options or other forms of equity interest or participation in Manager) of Charles Patrick McInturff (“McInturff”) during the longer of (i) the term of this Agreement, and (ii) the initial term of the Employment Agreement between Manager and McInturff of even date herewith. In the event that McInturff or the Company terminates McInturff’s employment with the Company for any reason, Manager may obtain or employ a person of similar experience and competence to perform the duties performed by McInturff, and Owner agrees to pay Manager 50% of the cost of salary, bonus and benefits (exclusive of any stock options or other forms of equity interest or participation in Manager) of such person during the longer of (i) the term of this Agreement, and (ii) the remainder if any of the initial term of the Employment Agreement between Manager and McInturff of even date herewith. Notwithstanding the foregoing, in no event shall Owner’s obligation to Manager under this paragraph exceed 50% of the cost of salary, bonus and benefits (exclusive of any stock options or other forms of equity interest or participation in Manager) set forth in the original Employment Agreement between McInturff and the Company for any period. Owner’s obligations to Manager pursuant to this paragraph shall cover all non-third party costs of operation, and no additional amounts shall be owed therefor.

8.         Participation Option. In addition to payments by Owner as described in the immediately preceding paragraph, Owner agrees and hereby grants to Manager an option to participate (the “Option”) in certain operations and interests as follows:

(a)       With regard to the Interests, Manager may participate in operations which are (i) conceived and commenced after the Effective Time, and (ii) the primary objective of which is to increase production from a well located upon the lands comprising the Interests, such as workovers and recompletions. Manager may participate for up to 15% of Owner’s interest by paying in advance its share of the cost of such operation which shall entitle Manager to receive 15% of the incremental production realized from the subject operation that is in excess of the Baseline Average. For purposes of this Section 8(a), the term “Baseline Average” shall mean the simple average of monthly volumetric production for the most recent 24 calendar month period, during which period continuous production was had from the subject well, preceding the date on which the AFE is issued for the subject operation. To the extent Manager desires so to participate, Manager shall notify Owner in writing simultaneous with tender of the applicable AFE from Manager to Owner. Manager’s entitlement to incremental production from a given operation shall terminate upon the return of production to a volume less than the Baseline Average for a period of three consecutive calendar months. Manager shall have no right to receive a conveyance of a leasehold or other property interest in the relevant Interests as a result of its participation in an operation pursuant to this Section 8(a). With regard to any such incremental production, Manager shall be responsible for bearing its share of Costs attributable to such production and for paying all royalties and other burdens on production.

(b)       With regard to the drilling of new wells upon the lands comprising the Interests, Manager may participate for up to 15% of Owner’s interest (proportionately reduced). Manager shall pay for its share of the costs of drilling, completing, deepening, sidetracking, and plugging and abandonment in accordance with AFEs and/or joint interest billings relating thereto. In the event of the successful drilling of a new well, Manager shall receive from Owner a wellbore-only assignment of its 15% share of Owner’s interest in such well pursuant to a mutually acceptable form of assignment; provided, however, that such interest shall be conveyed without warranty of title and on an “as is, where is” basis, and such conveyance shall be subject to any preferential rights to purchase and consents to assignment, whether of record or not, and Manager shall bear its proportionate share of all obligations and liabilities associated with any such interest. Manager shall not have the right to participate in any future acquisition by Owner from third parties of oil and gas leasehold or mineral interests by virtue of this Agreement.

(c)       In the event any of the Interests so acquired by Manager pursuant to Section 8(b) hereof is not subject to an operating agreement, Owner and Manager shall enter a mutually acceptable operating agreement based upon AAPL Form 610 Model Form Operating Agreement – 1989.

(d)       Manager’s rights and title to any interests acquired during the term of this Agreement pursuant to paragraphs 8(a) or 8(b), above, shall be unaffected by any subsequent termination of this Agreement.

9.	Intentionally omitted.

10.       Exculpation. Neither Manager nor any parent, subsidiary, affiliate, officer or employee or any of them shall be liable to Owner for any losses sustained or liabilities incurred as a result of any act or omission of Manager or any agent or employee of it except as may result from bad faith, negligence, willful misconduct or breach of this Agreement by such an agent or employee. Manager shall never be liable to Owner as a fiduciary and in all its dealings shall perform its obligation hereunder as a reasonable prudent manager.

11.       Accounting and Disbursements. Manager will maintain general accounting records relating the operation of the Interests in accordance with generally accepted accounting principles. Manager shall collect funds generated by the Interests; shall promptly pay and discharge all costs and expenses incurred in the operation of the Interests pursuant to this Agreement; and shall provide quarterly reports to Owner relating to the Interests. All records maintained by Manager pursuant to the provisions of this Section 11 shall be made available for inspection and copying by Owner, upon request by Owner, at Manager’s offices during normal business hours.

12.       Term. The term of this Agreement shall commence as of the Effective Time and shall automatically terminate on the Termination Date. The “Termination Date” shall be the earliest of (a) the sale, transfer or other disposition of all of the Interests by Owner to a third party, (b) the termination of this Agreement by Owner by service of written notice of termination on Manager, (c) any insolvency of, or commencement of bankruptcy proceedings by or against, Manager, and (d) five years following the Effective Time.

13.       Remedies Upon Default. If, prior to the Termination Date, Manager shall fail to perform or observe any of the covenants, agreements or obligations herein provided to be performed or observed by Manager, Owner, in addition to Owner’s right to recover damages and all other remedies available to Owner hereunder or at law or in equity, may, if such failure shall continue unremedied after ten (10) days from delivery to Manager of written notice thereof (unless within such ten (10) days, Manager has begun to cure such noncompliance in a manner satisfactory to Owner and Manager continues to diligently pursue such curative actions until such failure is remedied to the satisfaction of Owner), perform or cause to be performed such act at Manager's expense, in which event Owner may expend funds for such purpose. To secure the obligations owed by Manager to Owner pursuant to this Agreement, Manager hereby grants, bargains, sells and assigns to Owner a first and prior lien and security interest upon the oil and gas production attributable to the Interests, the proceeds from the sale of oil and gas, and all accounts relating thereto. To perfect the lien and security interest granted hereby, Manager agrees to execute and acknowledge a recording supplement and/or financing statement prepared and submitted by Owner in connection herewith or at any time following execution hereof. Further, Manager hereby authorizes Owner to file this Agreement or any recording supplement executed in connection herewith as Manager’s agent and attorney in fact as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Interests are located, to perfect the lien and security interests granted hereby.

14.       No Partnership. This Agreement is not intended to create, and shall not be construed to create, a relationship of partnership, mining partnership, joint venture or an association for profit between the parties hereto.

15.       Force Majeure. If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to make money payments, that party shall give to the other party prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The term “force majeure” shall mean act of God, strike, lockout or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kinds specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension. Nothing herein shall require the settlement of labor difficulties by any party contrary to its wishes.

16.       Independent Contractor. In all things hereunder, Manager shall be an independent contractor not subject to the control or direction of Owner except as to the type of operations to be undertaken in accordance with the terms of this Agreement. Manager shall not be deemed, or hold itself out as, the agent of Owner with authority to bind it to any obligation or liability assumed or incurred by Manager as to any third party.

17.       Assignment and Binding Effect. This Agreement shall be binding upon the parties hereto, their successors and assigns, except that this Agreement shall not be assigned by Manager, without the express written consent of Owner, which consent shall be within Owner’s sole discretion, but this Agreement may be assigned in whole or in part by Owner.

18.       Notices. Notices authorized or required hereunder shall be given by governmental mail, telegram or other telegraphic means, postage or charges prepaid, or confirmed telecopy, addressed to the party to whom the notice is given at its address set out in the Purchase and Sale Agreement. All notices are deemed given when received. Each party may change its address by giving written notice to the other.

19.       Applicable Law. This Agreement shall be construed under and governed by the laws of the State of New York, without regard, however, to the conflicts of laws provisions thereof.

20.       Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall be in force when one or more counterparts have been signed by each of the parties.

21.       Rule Against Perpetuities Savings. This Agreement shall be construed so as not to violate the Rule Against Perpetuities (“RAP”). If Sections 8(a) or 8(b) hereof should be determined to violate the RAP, the time for exercising the Option shall be deemed to be twenty-one (21) years, less one day, from the date hereof.

22.

Additional Properties. From time to time Manager and Owner may by mutual consent agree to add properties to this Management Agreement. The addition of such properties to this Management Agreement shall be evidenced in writing executed by all the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Management Agreement as of the date first above written.

TENGASCO, INC.

By: s/Jeffrey R. Bailey

Name: Jeffrey R. Bailey

Title: Chief Executive Officer

HOACTZIN PARTNERS, L.P.

By:	DOLPHIN ADVISORS, LLC
Its General Partner

By:	___________________

Name:	Carlos P. Salas
Title	Member
Date:	December 18, 2007

EXHIBIT “A”

To Management Agreement between

TENGASCO, INC. and HOACTZIN PARTNERS, L.P.

DESCRIPTION OF INTERESTS

THE BRAZOS INTERESTS

30% of 8/8ths Working interest, and a proportionate net revenue interest, as of the Effective Time, in and to the following LEASES, INSOFAR ONLY AS SAID LEASES COVER and include THE wellbores of the WELLS LISTED BELOW and only to the extent that such leass are necessary to produce oil and/or gas from the wellbores of said wells, TOGETHER WITH A LIKE INTEREST IN THE EASEMENTS DESCRIBED BELOW:

Brazos 440L/441L/406L/407L

State Lease 57646, Oil and Gas Lease between the State of Texas, General Land Office, as Lessor, and Shell Oil Company, as Lessee, effective February 2, 1965, and covering SE/4 of State Tract 441L, Gulf of Mexico, Matagorda County, Texas recorded in Volume 430 at Page 581.

State Lease 57645, Oil and Gas Lease between the State of Texas, General Land Office, as Lessor, and Shell Oil Company, as Lessee, effective February 2, 1965, and covering NE/4 of State Tract 441L, Gulf of Mexico, Matagorda County, Texas recorded in Volume 430 at Page 577.

State Lease 57644, Oil and Gas Lease between the State of Texas, General Land Office, as Lessor, and Shell Oil Company, as Lessee, effective February 2, 1965, and covering SW/4 of State Tract 440L, Gulf of Mexico, Matagorda County, Texas recorded in Volume 430 at Page 573.

State Lease 57642, Oil and Gas Lease between the State of Texas, General Land Office, as Lessor, and Shell Oil Company, as Lessee, effective February 2, 1965, and covering NW/4 of State Tract 440L, Gulf of Mexico, Matagorda County, Texas recorded in Volume 430 at Page 569.

State Lease 57641, Oil and Gas Lease between the State of Texas, General Land Office, as Lessor, and Shell Oil Company, as Lessee, effective February 2, 1965, and covering NE/4 of State Tract 440L, Gulf of Mexico, Matagorda County, Texas recorded in Volume 430 at Page 565.

State Lease 60732, Oil and Gas Lease between the State of Texas, General Land Office, as Lessor, and Shell Oil Company, as Lessee, effective April 4, 1967, and covering SE/4 of State Tract 406L, Gulf of Mexico, Matagorda County, Texas recorded in Volume 453 at Page 245.

State Lease 57633, Oil and Gas Lease between the State of Texas, General Land Office, as Lessor, and Shell Oil Company, as Lessee, effective February 2, 1965, and covering SE/4 of State Tract 407L, Gulf of Mexico, Matagorda County, Texas recorded in Volume 430 at Page 544.

State Lease 57634, Oil and Gas Lease between the State of Texas, General Land Office, as Lessor, and Shell Oil Company, as Lessee, effective February 2, 1965, and covering SW/4 of State Tract 407L, Gulf of Mexico, Matagorda County, Texas recorded in Volume 430 at Page 565.

INSOFAR AND ONLY INSOFAR as the above leases are included within the 440L Unit more fully described as the following:

5,850.00 acres of land out of Tracts 407L, 406L, 441L, and 440L as shown on the Texas Gulf Coast Map, Sheet 3, from the Sabine River to the Rio Grande River as subdivided for Mineral Development by the General Land Office, dated January 1967, and the 5,850.00 acres of land being more particularly described as follows:

1350 acres out of State Tract 407L, being all of the south half (S 1/2) of the southeast quarter (SE 1/4) of Tract 407L, all of the southeast one-quarter (SE 1/4) of the southwest one-quarter (SW 1/4) of Tract 407L, all of the south one-half (S 1/2) of the southwest one-quarter (SW 1/4) of the southwest one-quarter (SW 1/4) of State Tract 407L, and all of the northeast one-quarter (NE 1/4) of the southwest one-quarter (SW 1/4) of the southwest one-quarter (SW 1/4) of State Tract 407L.

90 acres out of State Tract 406L, and being all of the southeast one-quarter (SE/4) of the southeast one-quarter (SE/4) of the southeast one-quarter (SE/4) of State Tract 406L.

1620 acres out of State Tract 441L, and being all of the north one-half (N 1/2) of the southeast one-quarter (SE 1/4) of State Tract 441L, all of the south one-quarter (S 1/4) of the northeast one-quarter (NE 1/4) of State Tract 441L, all the northeast one-quarter (NE1/4) of southwest one-quarter (SW 1/4) of the northeast one-quarter (NE 1/4) of State Tract 441L, all of the north one-half (N 1/2) of the southeast one-quarter (SE 1/4) of the northeast one-quarter (NE 1/4) of State Tract 441L, all of the south one-half (S 1/2) of the northeast one-quarter (NE 1/4) of the northeast one-quarter (NE 1/4) of State Tract 441L, and all of the northeast one-quarter (NE 1/4) of the northeast one-quarter (NE1/4) of the northeast one-quarter (NE 1/4) of State Tract 441L.

2790.00 acres out of State Tract 440L, and being all of the north one-quarter (N 1/4) of State Tract 440L, all of the south one-half (S 1/2) of the northwest one-quarter (NW 1/4) of State Tract 440L, all the north one-half (N 1/2) of the southwest one-quarter (SW 1/4) of the northeast one-quarter (NE 1/4) of State Tract 440L, all of the northwest one-quarter (NW 1/4) of the southeast one-quarter (SE 1/4) of the northeast one-quarter (NE 1/4) of State Tract 440L, all of the southwest one-quarter (SW 1/4) of the southwest one-quarter (SW 1/4) of the northeast one-quarter (NE 1/4) of State Tract 440L, all of the north one-half (N 1/2) of the northwest one-quarter (NW 1/4) of the southwest one-quarter (SW 1/4) of State Tract 440L, and all of the southwest one-quarter (SW 1/4) of the northwest one-quarter (NW 1/4) of the southwest one-quarter (SW 1/4) of State Tract 440L.

The above described unit is limited to all gas sands encountered in the interval between 6,580 feet and 7,860 feet, as shown on the induction-electrical log run in the Shell Oil Company’s well No. 2 located in the northwest one-quarter (NW 1/4) of State Tract 440L.

WELLS
Well Name		Working Interest	Net Revenue Interest
Brazos 440L	I-1	30.00%	24.6999%
Brazos 440L	4012	30.00%	24.6999%

State Easement ME 85-234, granted by the State of Texas, General Land Office, unto Conquest Exploration Company to construct a 3 ½ inch pipeline.

State Easement ME 85-233, granted by the State of Texas, General Land Office, unto Conquest Exploration Company to construct a 4 ½ inch pipeline.

State Easement ME 85-169, granted by the State of Texas, General Land Office, unto Conquest Exploration Company to construct a 12.75” pipeline.

23.	Brazos 478L/479L

State Lease 96177, Oil and Gas Lease between the State of Texas, General Land Office, as Lessor, and American Exploration Company, as Lessee, effective October 4, 1994, and covering north of the three marine league line within State Tract 478L, Gulf of Mexico, Matagorda County, Texas recorded in Volume 950452 at Page 400941.

State Lease 97270, Oil and Gas Lease between the State of Texas, General Land Office, as Lessor, and American Exploration Company, as Lessee, effective April 2, 1996, and covering S/2 of NE/4 of State Tract 479L, Gulf of Mexico, Matagorda County, Texas recorded in Volume 963560 at Page 442494.

WELLS
Name	Working Interest	Net Revenue Interest
Brazos 478L #2	30.00%	22.950%

State Easement ME 970029, granted by the State of Texas, General Land Office, unto American Exploration Company for a 30’ wide easement.

State Easement ME 970031, granted by the State of Texas, General Land Office, for the 478L #2 well.

THE CHANDELEUR INTERESTS

Wells

Well Name	API	Operator	Working Interest	Net Revenue Interest

CA Blk. 30 #1 (Hustler)	1772840058	Capco	1.000	0.79833333
CA Blk. 30 #3 (Seamaster)	1772840060	Capco	1.000	0.79833333
CA Blk. 27 #2 (Fireball)	1772840062	Capco	1.000	0.77892924
Biloxi Marsh LC #1-2	1708720315	MERIDIAN	0.145357	0.106111
PXP SL 17656 #2 (Fiesta)	1708720327	PXP	0.4375	0.328125
PXP CA 30 #2 (Hustler West)	1772840059	PXP	0.4375	0.3764583
PXP SL 17812 #1 (Avenger)	1773020034	PXP	0.4375	0.328125
PXP SL 17389 #1 (Prowler)	1773020036	PXP	0.4375	0.338125
PXP SL 17388#1(Catalina)	1773020035	PXP	0.4375	0.338125
PXP SL 17387#1 (Skyraider Dp.)	1773020038	PXP	0.4375	0.338125
PXP SL 17390#1(Twin Otter)	1772720532	PXP	0.4375	0.338125

Schedule of Leases

LEASES

LESSOR	LESSEE	DATE	RECORDING INFO.

USA-Mineral Management Service- OCS-G 24002***	Manti Resources, Inc.	5/1/2002	N/A
State of Louisiana - No. 17365	Kalar Corporation	3/18/2002	COB 717, Folio 339/MLB 116,Folio 6, Entry 397916, St. Bernard Parish, LA
USA-Mineral Management Service- OCS-G 24001***	Manti Resources, Inc.	5/1/2002	N/A
Mabel Isabel Molero Quatroy, et al *	Manti Resources, Inc.	5/9/2001	COB 696, Folio 731/MLB 113, Entry #384834, St. Bernard Parish, LA
LAC Real Estate Holdings, L.L.C.*	Louisiana Oil and Gas, Inc.	5/3/2001	COB 696, Folio 724/MLB 113, Entry #384833, St. Bernard Parish, LA
Biloxi Marsh Lands Corporation*	White Mountain Royalty Corporation	10/26/2000	Memo-COB 694,MLB 112,Entry 383297,St. Bernard Parish, LA
State of Louisiana - No. 17656	WLB Investments, Inc.	11/18/2002	COB 730, Folio 182/MLB 118, Folio 98, Entry #406251, St. Bernard Parish, LA, NA # 03-03420, Instrument # 251353, Orleans Parish, LA.
State of Louisiana - No. 17812	Manti Jamba,Ltd.,et al	5/19/2003	COB 738, Folio 793/MLB 121, Folio 54, Entry #413799,St. Bernard Parish, LA
State of Louisiana - No. 17389	Kalar Corporation	3/18/2002	COB 717, Folio 387/MLB 116, Folio 10, Entry #397920,St. Bernard Parish, LA
State of Louisiana - No. 17388	Kalar Corporation	3/18/2002	COB 717, Folio 375/MLB 116, Folio 9, Entry #397919,St. Bernard Parish, LA
State of Louisiana - No. 17387**	Kalar Corporation	3/18/2002	COB 717, Folio 363/MLB 116, Folio 8, Entry #397918,St. Bernard Parish, LA
State of Louisiana - No. 17390	Kalar Corporation	3/18/2002	COB 717, Folio, 399,/MLB 116, Folio 11, Entry #397921,St. Bernard Parish, LA

* = INSOFAR AND ONLY INSOFAR as said leases fall within the confines of unit tract numbers 1A and 1B within the CRIS 1 RA SUC, established by Office of Conservation Order No. 960-A-2, effective April 9, 2002, and approved by the Office of Conservation on November 4, 2003.

** = LESS AND EXCEPT measured depths from the surface of the earth down to the stratigraphic equivalent of the bottom of the producing sand found between the depths of 4,926' and 5,018' in the Manti Operating Company State Lease No. 17387 No. 1 Well situated thereon.

***Subject to a 3.5% overriding royalty interest, in favor of J. Michael Poole, Sr., pursuant to Article 4.01 in that certain Exploration Joint Venture Agreement between Manti Resources, Inc., and Sunbelt Energy, Ltd., et al, dated May 1, 2001.

[*] SAVE AND EXCEPT that certain royalty interest purchased from Biloxi Marsh Lands Corporation in favor of Manti Operating Company, effective May 24, 2001, recorded in COB 696, MLB 113, Entry No. 384864, in the official records of St. Bernard Parish, Louisiana.

Rights of Ways/Easements

PIPELINE SEGMENT NO.	SIZE (IN.)	LENGTH (FT.)	FROM	TO

14390	4	385	Well #2, Chandeleur Area, Blk. 30 -OCS-G 24002	6-inch SSTI, Chandeleur Area, Blk. 30 - OCS-G 24002
14391	4	529	Well #3, Chandeleur Area, Blk. 30 -OCS-G 24002	6-inch SSTI, Chandeleur Area, Blk. 30 - OCS-G 24002
14519	4	8,501	Caisson No. 3, Chandeleur Area, Blk.27 - OCS-G 24001	Caisson No. 2, Chandeleur Area, Blk. 27 - OCS-G 24001
14388 - ROW No. G25321	6	18,225	Caisson #1, Chandeleur Area, Blk. 30 - OCS-G 24002	Platform A, Chandeleur Area, Blk. 29 - OCS-G 05740
14529 - ROW No. G25347	6.6	10,748	Chandeleur Blk. 27 Caisson No. 2 - OCS-G 24001	Chandeleur Blk. 29 Platform "B" - OCS-G 05740
14530 - ROW No. G25348	4	10,788	Caisson #2, Chandeleur Area, Blk. 27 - OCS-G 24001	Platform B, Chandeleur Area, Blk. 29 - OCS-G 05740

ALL OF THE ABOVE PIPELINE SEGMENTS AND RIGHT-OF-WAYS ARE TAKEN FROM THE UNITED STATES OF AMERICA MINERAL MANAGEMENT SERVICE.

LEASE DATE	LESSOR	LESSEE	PARISH	ENTRY	BOOK	PAGE
12/19/03	State of Louisiana ROW 4428	PXP Gulf Coast Inc	St. Bernard	422745	751	404
01/09/04	State of Louisiana ROW 4444	PXP Gulf Coast Inc	St. Bernard	424062	753	55
04/27/04	State of Louisiana ROW 4469	PXP Gulf Coast Inc	St. Bernard	427803	758	39
6/22/2004	State of Louisiana ROW 4509	PXP Gulf Coast Inc	St. Bernard	429903	760	519

THE GALVESTON INTERESTS

LEASES

A.	Serial No.:	OCS-G 21324
Date:	December 1, 1999
Lessee:	Union Oil of California
Land Covered:	Galveston Area Block 297, OCS Leasing Map, Texas Map No. 6, containing approximately 5760 acres.

•	Serial No.:	OGS-G 25534
Date:	November 1, 2003
Lessee:	Fidelity Exploration & Production Company, et al.
Land Covered:	Galveston Area Block 287, OCS Leasing Map, Texas Map No. 6, containing approximately 5760 acres.

•	Serial No.:	OCS-G 25536
Date:	October 1, 2003
Lessee:	Gryphon Exploration Company
Land Covered:	Insofar only as to the E/2 NE/4 Galveston Area Block 298, OCS Leasing Map, Texas Map No. 6,
containing approximately 720 acres.

WELLS

Hoactzin’s	Hoactzin’s
Name	Working Interest	Net Revenue Interest
GA 297 #1	30.00% WI – BPO	30% x 5/6 NRI – BPO*
25.50% WI – APO	25.5% x 5/6 NRI – APO*

*Subject to and bearing its proportionate part of all existing overriding royalties, carried interests, and other burdens on production reflected of record or disclosed in that certain Offshore Prospect Participation Agreement dated December 30, 2004, Between Capco Offshore, Inc. and Fidelity Exploration Company, Inc., et al.

SUBJECT TO THE FOLLOWING PRIOR AGREEMENT

That certain Offshore Prospect Participation Agreement dated August 18, 1999, by and between Capco Offshore, Inc., Fidelity Exploration & Production Company, Reef Partners, L.L.C., and Blue Dolphin Exploration Company, as amended Dec. 30, 2004, covering all of Galveston Area Blocks 287, 297, and the E/2NE of Galveston Area Block 298.

SUBJECT TO THE FOLLOWING BURDENS

1.	Overriding Royalty Interest in favor of Gryphon Exploration Company as set forth in that certain Letter Agreement dated October 1, 2004, by and between

Fidelity Exploration & Production Company and Gryphon Exploration Company equal to 3.0% of 6/6th covering the NW/4 of Galveston Area Block 297 and the E/2NE of Galveston Area Block 298.

2.

After Prospect Payout Overriding Royalty Interest in favor of Blue Dolphin Petroleum Company as set forth in that certain Offshore Prospect Participation Agreement dated December 30, 2004, by and between Capco Offshore, Inc., Fidelity Exploration & Production Company, Reef Partners, L.L.C., and Blue Dolphin Exploration Company equal to 2.0% of 6/6th covering all of Galveston Area Block 287, and 2.5% of 6/6ths covering all of Galveston Area Block 297.

3.

After Prospect Payout Reversionary Interest in favor of Fidelity Exploration & Production Company and Blue Dolphin Petroleum Company as set forth in that certain Offshore Prospect Participation Agreement dated December 30, 2004, by and between Capco Offshore, Inc., Fidelity Exploration & Production Company, Reef Partners, L.L.C., and Blue Dolphin Exploration Company equal to 7.50% of 6/6th each, covering all of Galveston Area Blocks 287, 297 and E/2NE of Galveston Area Block 298.

THE HIGH ISLAND INTERESTS

Lease No.:	OCS-G 06168
Lessor:	The United States of America
Lessee:	Exxon Corporation
Effective Date:	October 1, 1983
Lands Covered:

All of Block 196, High Island Area, OCS Leasing Map, Texas Map No. 7, LESS AND EXCEPT in the N/2, SW/4, and W/2SE/4 the Operating Rights in all depths below the base of the stratigraphic equivalent of the MM5 sand found at 12,430' MD and 9,484 TVD in the OCS-G 06168, No. B-2 Well, (API 427084034900), and LESS AND EXCEPT in the E/2SE/4 the Operating Rights as to all depths.

Interest:	Record Title Interest 100.00%,
Net Revenue Interest BPO 78.33333%; APO 83.33333%

The Before Payout (“BPO”) net revenue interest shown above reflects a 5.0% of 8/8ths overriding royalty retained by ExxonMobil as to which payout occurs once an aggregate $1,500,000 has been paid; thus, the After Payout (“APO”) net revenue interest is stated.

This Interest also is subject to the Retained Revenue Interest, in favor of ExxonMobil, provided for by Section 3.04(b) of the ExxonMobil Agreement.

PIPELINE RIGHT-OF-WAY

	Right-of-way No.:	1027360 - OCS-G 21466
	Grantor:	The United States of America
	Grantee:	Exxon Mobil Corporation
	Effective Date:	February 22, 2001
Right-of-way Description:

OCS-G 21466, Segment No. 12379 Pipeline Right-of-way for 10-3/4 inch pipeline from HI 176 "B" Platform to a side tap SSTI on Williams Field Services - Offshore Gathering Company's Existing 12 inch Pipeline (OCS-G 12370 - Segment 13143, formerly 9208) in Block 177.

	Interest:	100.00%

RIGHT-OF-USE AND EASEMENT PLATFORM "B" HIGH ISLAND BLOCK 176

	Right-of-use and easement No.:	Formerly 1029764 - OCS-G 23586 – to be determined after Closing
	Grantor:	The United States of America
	Grantee:	Formerly Exxon Mobil Corporation - to be Capco Offshore after Closing
	Effective Date:	Formerly March 10, 2003 - to be determined after Closing
Right-of-use and easement description:

OCS-G 23586 - Right-of-use and easement to maintain Platform B in High Island, Block 176, expired lease, for the purposes of producing Wells B-1, B-2, B-3, and B-2d (sidetrack), High Island, Block 196, OCS-G 06168.

2.	Interest:	100%

SUBJECT TO THE FOLLOWING CONTRACTS

1.	Contract No.:	1001917 - Operating Agreement
	Parties:	Hall-Houston Oil Company and Exxon Corporation
	Effective Date:	September 1, 1988
	Lands Covered:	Covering High Island Block 176, Offshore Texas.

2.	Contract No.:	1001939 - Farmout Agreement
	Parties:	Hall-Houston Oil Company and Exxon Corporation
	Effective Date:	September 1, 1988
	Lands Covered:	Covering High Island Block 195, Offshore Texas.

3.	Contract No.:	0408358-001 - Platform and Facilities Agreement
	Parties:	Hall-Houston, Exxon Corporation et al
	Effective Date:	September 1, 1988
Lands Covered:

Platform "A" (Platform ID No. 10468-1) located on High Island Block 176, including but not limited to the compressors, the facilities and the 10" sales line from Platform "A", High Island Block 176 to the subsea tap valve located in High Island Block 140 on Transco's 24" pipeline.

4.	Contract No.:	1029891 - Farmout Agreement
	Parties:	Exxon Mobil Corporation and Spinnaker Exploration Oil Company
	Effective Date:	May 30, 2003
	Lands Covered:	SE/4SE/4 High Island Block 196, OCS-G 06168

5.	Contract No.:	210466000 - Lateral Line Interconnect, Platform Use and Operation Agreement
	Parties:	WFS - Offshore Gathering Company, Seller Production Company and Apache Corporation
	Effective Date:	March 1, 2001

	Lands Covered:	The HI 176 B & C Gas Gathering System, being the pipeline from the base of the HI 176 B and HI 176 C risers to the WFS underwater tie-in assembly located in HI 177.

6.	Contract No.:	210466000-1 - Letter Agreement - Construction and Operation of Gathering Pipeline, High Island Block 176 and 177
	Parties:	Seller Production Company, Apache Corporation, Forcenergy Inc. and Ridgewood Energy Corporation
	Effective Date:	October 10, 2000
	Lands Covered:	The HI 176 B & C Gas Gathering System, being the pipeline from the base of the HI 176 B and HI 176 C risers to the WFS underwater tie-in assembly located in HI 177.

SUBJECT TO THE FOLLOWING PIPELINE RIGHTS-OF-WAY

1.	Pipelines:	0404358-002
Pipeline Right-of-Way OCS-G 10515, Segment No. 8569

0408360-002
Pipeline Right-of-Way OCS-G 11186, Segment No. 8943

0408360-003
Pipeline Right-of-Way OCS-G 11156, Segment No. 8705

0408360-004
Pipeline Segment No. 11303

THE ORANGEFIELD INTERESTS (ORANGE COUNTY, TEXAS)

LEASES

			Recorded
Lessor	Lessee	Date	Book	Page

Cora Granger et al	Gulf Production Company	10/26/1935	14	565

K. W. Stephenson et al	W. V. Bowles and Company	4/17/1946	28	116
Lillie Bland et al	W. V. Bowles and Company	4/9/1946	28	219
W. D. Gordon et al	W. V. Bowles and Company	4/19/1946	28	222
Mrs. U. A. Bell et al	W. V. Bowles and Company	4/27/1946	28	227
R. Leon Coleman et al	W. V. Bowles and Company	5/2/1946	28	229
Albert F. Frazer et al	W. V. Bowles and Company	5/2/1946	28	233
Don Champagne et al	W. V. Bowles and Company	5/3/1946	28	235
H. E. Dishman et al	W. V. Bowles and Company	5/11/1946	28	239
Estate of Hollis M. Kinard	W. V. Bowles and Company	6/6/1946	28	242
Mrs. Marion J. Alford et vir	W. V. Bowles and Company	8/27/1946	28	245
Estate of W. E. Lea	W. V. Bowles and Company	8/30/1946	28	247
Estate of C. W. Howth	W. V. Bowles and Company	10/1/1946	28	250
Chas. R. Cline et al	W. V. Bowles and Company	10/2/1946	28	253
Estate of J. B. Langham	W. V. Bowles and Company	10/4/1946	28	256
Sun Oil Company	W. V. Bowles and Company	10/10/1946	28	260
William R. Ross, Jr. et al	W. V. Bowles and Company	10/14/1946	28	265
T. R. Hannon, Guardian	W. V. Bowles and Company	10/30/1946	28	267
Louis Blanda	W. V. Bowles and Company	11/7/1946	28	270
Mrs. Ida Jarvis Smith et al	W. V. Bowles and Company	11/14/1946	29	312
Sarah Jane Granger	R. E. Burton	5/25/1946	30	499
Violet Kibodeaux et vir	R. E. Burton	5/24/1946	30	502
C. T. Grubbs et al	W. V. Bowles and Company	10/15/1946	31	149
D. L. Windham	W. V. Bowles and Company	4/29/1946	32	27
Trezemon Corbello et al	W. V. Bowles and Company	7/29/1947	32	30
First National Bank in Orange, TX et al	Paul Cormier	10/29/1947	32	126
F. T. Peveto et ux	R. E. Burton	11/1/1947	33	47
R. E. Burton et al	W. V. Bowles and Company	8/25/1948	35	79
F. T. Peveto et ux	R. E. Burton	1/6/1949	36	29
Harry Lucas et al	Paul Cormier	11/10/1947	36	320
Sun Oil Company	W. V. Bowles and Company	10/10/1949	37	146
Knox Kinard et al	R. E. Burton	11/28/1949	37	153
Albert F. Frazer, Individually & AIF	R. E. Burton	9/1/1949	37	156
Charles R. Kline	R. E. Burton	10/7/1949	37	159
J. P. (Pete) Peveto et al	R. E. Burton	11/9/1949	37	162
Oswald Parker Ross et vir	R. E. Burton	12/19/1949	37	165
Louis Blanda	R. E. Burton	12/31/1949	37	168
Mrs. Maud D. Parker et al	R. E. Burton	12/8/1949	37	171
Mrs. Frances Jane Stumpf et al	R. E. Burton	10/8/1949	37	176
K. W. Stephenson et al	R. E. Burton	9/9/1949	37	180
Martha Bell	R. E. Burton	10/23/1949	38	306
Gulf Oil Corporation	W. V. Bowles and Company	4/27/1950	39	358
Elizabeth B. Lea et al	R. E. Burton	7/18/1950	40	31
C. T. Grubbs et al	W. V. Bowles and Company	12/29/1949	40	83
Mrs. Ethel B. Hannah et al	R. E. Burton	10/20/1949	41	198
Bertha McGill et al	Charles H. Williams	1/26/1952	46	26
Audrey Scarborough et vir	Charles H. Williams	1/26/1952	46	29
Jessie M. Harmon et al	Charles H. Williams	1/28/1952	46	32
Mrs. Betty K. Cochran	R. E. Burton	1/26/1951	46	605

Gulf Oil Corporation	Ed R. Bennett	8/11/1953	53	60
Nancy Jane Granger Adams et vir	R. E. Burton	4/23/1952	58	209
Mrs. Angelina Champagne et al	R. E. Burton	10/25/1951	65	69
William B. Coleman et al	R. E. Burton	8/29/1955	65	74
Bessie Harman et al	Paul Cormier	10/16/1966	101	491
Charley D. Buckner et al	Paul Cormier	10/__/66	101	636
S. Raymond Dowdy et ux	Paul Cormier	12/8/1966	102	169
Atlantic Richfield Company	Paul Cormier	5/2/1969	105	559
Ruby L. Granger et al	Kilmarnock Oil Co.	7/24/1970	106	63
Marion B. Ford et vir	James V. Carroll, Jr.	6/27/1972	107	725
Anne Moore Judd et al	James V. Carroll, Jr.	6/27/1972	107	728
Hugh R. Goodrich	James V. Carroll, Jr.	6/28/1972	107	732
H. Fort Flowers Foundation	James V. Carroll, Jr.	6/26/1972	107	735
Ethel Gallier Williamson et al	Paul Cormier	8/1/1972	107	877
Mildred G. Means et al	Paul Cormier	8/1/1972	107	880
Geneva G. Carter et al	Paul Cormier	8/1/1972	107	885
Urla Land Clemmons Trust	Paul Cormier	1/5/1973	108	151
Roland S. Bond, Sr.	Paul Cormier	12/15/1972	108	155
Raymond S. Mothner	Paul Cormier	1/4/1973	108	158
Frost National Bank, Trustee	Paul Cormier	12/1/1972	108	161
Mrs. Elyse Viterbo	Paul Cormier	1/17/1973	108	177
American National Bank, Trustee	Paul Cormier	1/5/1973	108	180
Raymond E. Josey, AIF	Paul Cormier	1/19/1973	108	184
Blanche J. Hunt et vir	Paul Cormier	1/4/1973	108	187
Octavia G. Walles	Paul Cormier	8/1/1972	108	190
Boise Southern Company	Paul Cormier	11/27/1973	108	921
Mrs. Nannie Smith	Paul Cormier	5/20/1974	109	655
Mrs. Martha Lee Jackson et al	Paul Cormier	7/12/1976	111	915
Mrs. Eula Hart et al	Paul Cormier	7/7/1976	111	918
Cecil R. Coale, Jr.	Paul Cormier	7/9/1976	111	921
Mrs. Martha Lee Jackson et al	Paul Cormier	7/12/1976	111	924
Ernest L. Brown et al	Paul Cormier	7/7/1976	111	941
H. L. Woodworth et al	Paul Cormier	7/7/1976	111	945
John D. Doehring et al	Paul Cormier	7/7/1976	112	87
E. W. Brown, III et al	Paul Cormier	11/3/1976	112	299
The Jaydan Company	Paul Cormier	7/7/1976	112	421
Boise Southern Company	Paul J. Cormier	8/13/1979	116	333
Ruth Lang et al	Paul J. Cormier	8/15/1979	117	431
John B. Gordon	TXO Production Corp.	10/22/1985	604	34
Rosa Lee Barnett	TXO Production Corp.	11/7/1985	607	148
Henrietta Mayer Bach	TXO Production Corp.	10/24/1985	607	150
Stanley Pendeleton Toland	TXO Production Corp.	11/13/1985	607	363
Jess Eugene Watson	TXO Production Corp.	11/5/1985	607	374
Betty Siros Burns	TXO Production Corp.	11/20/1985	608	710
Larry Barnett	TXO Production Corp.	11/6/1985	616	407
Aaron B. Littman, Executor	TXO Production Corp.	12/2/1985	617	328
Paul J. Cormier et ux	TXO Production Corp.	3/1/1986	624	690
Paul J. Cormier et ux	TXO Production Corporation	3/1/1986	627	454

Paul J. Cormier et al	TXO Production Corporation	3/1/1986	627	457
Marvin Wolff	DESCO Oil Company	8/11/1988	698	952
Robert Blieden	DESCO Oil Company	8/1/1988	698	954
Iris Wynne	DESCO Oil Company	8/11/1988	698	970
Nita Warshaver	DESCO Oil Company	8/11/1988	700	322
Kilmarnock Oil Co.	DESCO Oil Company	9/8/1988	700	324
Adrian Goodman, Ind. Executor	DESCO Oil Company	9/29/1988	705	398
Donald W. Heisig	DESCO Oil Company	3/14/1989	717	203
Dorothy Blieden	DESCO Oil Company	8/31/1988	721	814
Winifred Y. Junker	DESCO Oil Company	8/31/1988	721	816
Mary Pat Carlisi	DESCO Oil Company	3/14/1989	721	818
Bordages Lessors	DESCO Oil Company	3/15/1989	721	836
Broussard Lessors	DESCO Oil Company	3/15/1989	721	866
June Espinosa et al	DESCO Oil Company	8/31/1988	727	749
Sarah J. Granger	Gulf Production Company	8/27/1924	5	448
Thomas A. Edwards	C. T. Grubbs	11/18/1937	16	580
Angelina Champagne et al	R. E. Burton	5/3/1946	28	112
Sarah J. Granger et al	R. E. Burton	5/25/1946	28	121
R. Leon Coleman et al	R. E. Burton	5/7/1946	28	340
Albert Frazer et al	R. E. Burton	5/22/1946	28	343
A. J. Schnitzel et al	R. E. Burton	6/28/1946	28	345
Frank Granger et al	R. E. Burton	7/19/1946	28	348
Martha Bell et al	R. E. Burton	8/14/1946	28	352
Marion Alford et vir	R. E. Burton	8/27/1946	28	355
W. E. Lea Estate	R. E. Burton	8/30/1946	28	358
C. W. Howth Estate	R. E. Burton	10/1/1946	28	360
Charles P. Cline et al	R. E. Burton	10/2/1946	28	363
J. B. Langham Estate	R. E. Burton	10/4/1946	28	366
Ida J. Smith et al	R. E. Burton	11/14/1946	29	304
W. D. Gordon et al	R. E. Burton	10/11/1946	29	317
Gulf Oil Corporation	W. V. Bowles and Company	1/10/1947	29	322
Sun Oil Company	W. V. Bowles and Company	1/20/1947	29	476
William C. Ross, Jr. et al	R. E. Burton	10/14/1946	29	480
Hollis M. Kinard Estate	R. E. Burton	6/6/1946	29	483
Artemo Corbello et al	W. V. Bowles and Company	7/29/1947	32	33
T. R. Hannon, Guardian	W. V. Bowles and Company	11/6/1947	32	37
Otis Granger et al	W. V. Bowles and Company	3/9/1948	34	625
Marjorie Reynolds et al	W. V. Bowles and Company	9/4/1948	35	75
Gulf Oil Corporation	Wayside Oil Company et al	6/20/1950	39	547
Gulf Oil Corporation	Paul Cormier	11/26/1954	59	413
Harry Singletary et al	W. E. McQuire	4/2/1963	94	150
Kilmarnock Oil Company	W. E. McQuire	4/29/1963	94	154
Albert J. Holloway	W. E. McQuire	4/17/1963	94	156
Eloise L. Rhorer et al	W. E. McQuire	3/18/1963	94	258
Laura Lee Turner	W. E. McGuire	10/16/1963	94	336
Mrs. E. C. Anthony et al	W. E. McQuire	4/22/1964	96	308
Walter Parish	W. E. McQuire	7/28/1964	96	314
First Security National Bank, Trustee	Paul Cormier	7/23/1964	96	346

Mary Munson et vir	W. E. McQuire	7/28/1964	96	356
James H. Jackson	W. E. McQuire	8/11/1964	96	581
Eliza Meynig et vir	W. E. McQuire	7/28/1964	96	590
Jessie Michel Talley	W. E. McQuire	9/18/1964	96	637
Mary Michel Cormier	W. E. McQuire	9/18/1964	97	1
Gladys Archer et vir	W. E. McQuire	10/15/1963	97	140
H. J. Halliday et al	Maxwell C. Huffman	10/22/1964	97	347
Arthur Michel et al	Paul Cormier	2/1/1974	109	92
R. E. Carson et al	Paul Cormier	2/1/1974	109	156
The Stephenson Partnership, Ltd.	Paul Cormier	3/27/1974	109	552
Estate of Martin Dies, Sr.	Paul Cormier	3/27/1974	110	59
D. F. Sanders et al	Paul Cormier	11/1/1974	110	222
Robert Paul Cormier	Paul Cormier	12/12/1975	111	43
John Doehring	Robert Cormier	12/5/1978	115	533
Robert M. Doehring	Robert Cormier	12/5/1978	115	536
L. E. Barmore et al	Robert Cormier	12/5/1978	115	539
Carolyn Moore	Robert Cormier	12/5/1978	115	542
Charles G. Moore et al	Robert Cormier	12/5/1978	115	545
Frank Welch	Robert Cormier	12/5/1978	115	548
Karanaugh Petroleum Co. et al	Robert Cormier	12/5/1978	115	551
The Jaydan Co.	Robert Cormier	12/5/1978	115	617
Bank of the Southwest, N.A. et al	Robert Cormier	2/13/1979	115	765
The Minor Oil Company	Robert Cormier	7/15/1980	118	141
Paul J. Cormier et ux	TXO Production Corporation	7/1/1985	591	186
Paul J. Cormier et ux	TXO Production Corporation	3/1/1986	627	451
State of Texas No. M-06814	Paul Cormier	5/17/1992	822	942

WELLS

Lease Name	RRC No	WI	NRI / 100%	no of wells	Acres

Boise Lang	16479	0.85	0.75000	1	11.00
Boise et al	12299	0.85	0.75000	1	-
Burton Fee	03272	0.85		2	swd
Chandler B	19189	0.85		2	-
Cormier, Paul J	20609	0.85	0.75620	1	-
Cormier, Robert	06232	0.85		2	-
First National Bank	03263	0.85	0.75000	2	-
Gallier-Granger	03299	0.85	0.73038	4	6.88
Granger, Cora E.	03259	0.85	0.73687	2	25.50
Granger, Mose heirs	03227	0.85	0.76890	11	50.00
Gulf Fee	03228	0.85	0.77770	14	34.00

Harmon, JM	03291	0.85	0.75000	2	11.81
Harmon, Jessie A	08398	0.85	0.75000	6	28.78
Harmon, Jessie B	03290	0.85	0.75000	2	7.82
Harmon, L.H.	03222	0.85	0.72708	2	3.00
Keeble-Gulf	03223	0.85	0.73750	1	3.96
Michel Heirs	03238	0.85		2	-
Moore Unit	10329	0.85	0.74000	3	11.82
Peveto A	03231	0.85	0.75000	4	21.03
Peveto B	03230	0.85	0.75000	12	55.70
Peveto C	03294	0.85	0.73433	4	30.00
Smith, Nanie	11454	0.85	0.75000	3	8.25
Sun Fee	03232	0.85	0.75000	7	50.00
Cow Bayou State	05744	0.85	0.75000	3	8.00
Granger, Frank	03226	0.85	0.75000	2	29.00
Gulf, Wm Winfree	03260	0.85	0.75000	5	9.45
Hager, Gulf Lee	03261	0.85	0.75000	21	79.90
Leon	12172	0.85	0.75000	4	3.00
Michel "B"	11047	0.85	0.75224	3	4.25
Michel-Berwick	03303	0.85	0.74131	2	-
Minor	13130	0.85	0.75000	2	1.00

ST. BERNARD INTERESTS

Leases

State of Louisiana Lease No. 17387, dated effective March 18, 2002, by and between the State Mineral Board on behalf of the State of Louisiana, as Lessor, in favor of Kalar Corporation, as Lessee, recorded in COB 717, Folio 363, MLB 116, Folio 8 of the public records of St. Bernard Parish, Louisiana INSOFAR AND ONLY INSOFAR AS said lease covers and affects the depths below the stratigraphic equivalent of the bottom of the producing sand found between the depths of 4,926’ and 5,018’ in the Manti Operating Company - SL 17387 No. 1 Well (Serial Number 227630).

State of Louisiana Lease No. 17390, dated effective March 18, 2002, by and between the State Mineral Board on behalf of the State of Louisiana, as Lessor, in favor of Kalar Corporation, as Lessee, recorded in COB 717, Folio 399, MLB 116, Folio 11 of the public records of St. Bernard Parish, Louisiana.

Wells

Lease Name	Well No	WI	NRI / 100%

State Lease 17390 (API 17727205190000)	#1	7% of 8/8ths
State Lease 17387 (API 17730200380000	#1	56.25% of 8/8ths

OTHER INTERESTS

1.     100% working interest in all of Blocks 112 and 113, Vermillion Area, OCS Leasing Map, Louisiana Map Number 3

2.     100% working interest in the Simpton Lease, covering the McKinney & Williams Survey – Abstract 157, Galveston County, Texas

3.     100% working interest in the Hughes Lease covering the SF Hughes Survey – Abstract 90, Galveston County, Texas